UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006 (September 18, 2006)
STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 674-5500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 18, 2006, SteelCloud, Inc. (“SteelCloud” or the “Company”) entered into an Employment Agreement (the “Agreement”) with Robert Richmond pursuant to which Mr. Richmond shall be the Company’s Chief Operating Officer. The term of the Agreement is for one year, subject to certain termination provisions. Under the terms of the Agreement, Mr. Richmond shall receive an annual base salary of $175,000 per year, subject to change at the discretion of the Board of Directors. The Company shall also enter into a separate option agreement with Mr. Richmond pursuant to which Mr. Richmond will be given an option to purchase 100,000 shares of the Company’s Common Stock; such option shall vest over a four-year period. Further, the Company shall also enter into a separate bonus agreement with Mr. Richmond providing for an annual bonus not to exceed $25,000 per year.
A copy of Mr. Richmond’s employment agreement is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1 Employment Agreement by and between SteelCloud, Inc. and Robert Richmond, dated September 18, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.
By:	/s/Clifton W. Sink
Clifton W. Sink, Chief Executive Officer

September 21, 2006

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